SCHEDULE 1

                       EXISTING LITIGATION


      (1.)   Alexandria Mall Company v. El Chico Restaurants of the
   Ark-La-Tex, Inc. and El Chico Corporation, [#218F] 149,777, filed April 28, 1988 in the Ninth Judicial District Court, Parish of Rapides, Louisiana, alleging defendant abandoned the premises on April 6, 1988, and prays judgment in the amount of $12,393.03 together with interest thereon from date until paid, reasonable attorneys' fees and all costs of proceedings. This case is being defended by Percy, Smith, Foote and Honeycut of Alexandria, Louisiana (attorneys representing B. L. Littleton, owner of the above named defendant franchisee corporation) pursuant to the commitment dated April 6, 1988, by B. L. Littleton and El Chico Restaurants of the Ark-La-Tex, Inc. to hold harmless and indemnify El Chico Corporation (franchisor) from any loss resulting from this dispute.

      (2.)   Gaye Martin v. Southwest Cafes, Inc., et al, [#16], 373,736,
   filed August 6, 1991 in the 1st Judicial District of Caddo Parish, Louisiana alleging personal injuries received on or about August 4, 1990, and prays judgment for such sums as the Court may direct or for any award justified under the law for the damages sustained, and for all general and equitable relief. This general liability case is being defended by CNA Insurance Company.

      (3.)   Vickie Barnette v. El Chico Restaurant No. 6, Inc., et al,
   [#205], 83499, filed October 18, 1991 in the 26th Judicial District Court of Bossier Parish, Louisiana alleging personal injuries received on or about October 22, 1990, and prays judgment in favor of Plaintiff and against Defendants, in solido, for all damages, together with legal interest from date of judicial demand until paid, all costs of this proceeding, and for all general and equitable relief. Pursuant to a letter received by the defense attorney appointed by CNA Insurance, Travelers Insurance Company/Whitten Acoustics and Drywall have agreed to defend and to indemnify Southwest Cafes, Inc., in connection with the claims brought by Vickie Barnette in this case. This general liability case is being defended by CNA Insurance Company.

      (4.)   David Bates, d/b/a D. Bates Contractor v. El Chico Realty
      Corporation, et al, [#205], Cause No. 84,203, filed October 29, 1992, in the 26th Judicial Court, Bossier Parish, Louisiana, alleging nonpayment of work performed, and prays judgment in the amount of $7,641.00 plus legal interest from January 24, 1992 until paid, plus all costs of these proceedings and for reasonable attorney's fees. This case is being defended by Walker, Tooke, Perlman & Lyons of Shreveport, LA.

      (5.)   Patty Berkey v. Southwest Cafes, Inc., [#37], Cause No. CJ
   92 9230, filed November 6, 1992, in the District Court of Oklahoma County, Oklahoma, alleging the Plaintiff contracted hepatitis, and prays judgment in the amount of $10,000.00, exclusive of interest and costs and any other relief the Court deems just and equitable. This general liability case is being defended by CNA Insurance Company.

      (6.)   Lester Elie v. Southwest Cafes of Tennessee, Inc., [#51],
   Cause No. 92C-3286, filed December 11, 1992, in the Circuit Court for Davidson County, Tennessee, alleging wrongful discharge, and prays judgment in the amount of $100,000 plus reasonable attorney's fees. This case is being defended by Manier, Herod, Hollabaugh & Smith of Nashville, Tennessee.

      (7.)   Lester Elie v. Southwest Cafes of Tennessee, Inc., [#51],
   Cause No. 92C-3285, filed December 11, 1992, in the Circuit Court for Davidson County, Tennessee, alleging personal injuries received on or about September 2, 1992, and prays judgment against Defendant's worker's compensation in the amount of the unpaid temporary total disability benefits, reasonable and necessary medical expenses incurred, reasonable and necessary future medical expenses which may be incurred, for permanent partial and permanent disability benefits, and a lump sum award and/or penalties, fines or damages for willful failure to honor the Worker's Compensation claim plus attorney's fees and such other and general relief which Plaintiff may be entitled under the Worker's Compensation Act. This case is being defended by CNA Insurance Company.

      (8.)   Jim Bruner and Dana Bruner v. El Chico Restaurants, Inc.,
   [#112] Cause No. 93-3917, filed April 14, 1993, in the 192nd Judicial District Court for Dallas County, Texas, alleging personal injuries received on or about September 10, 1991, and prays judgment that each plaintiff recover actual and punitive damages, prejudgment and post-judgment interest at the highest lawful rate, costs of court and other relief at law and equity to which they may be entitled. This general liability case is being defended by CNA Insurance Company.

      (9.)   Alice Benge v. El Chico, Inc., (sic), [#73], Civil Warrant
      No. 484479, filed April 28, 1993, in the Court of General Sessions for Shelby County, Tennessee, alleging personal injuries received on or about May 4, 1992, and seeks judgment in the amount of under $15,000. This general liability case is being defended by CNA Insurance Company.


      FILE: EXLIT
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